                                                                 Exhibit 23.3


                      CONSENT OF SIEGAL SMITH & GARBER CPA


                                         CONSENT


   We, Siegal, Smith & Garber hereby consent to the use of the use of our unaudited financial statements for Lionheart.ws, Inc. for the period ending September 30, 2000 in the registration statement on SB-2 of Lionheart.ws, Inc. to be filed with the Securities and Exchange Commission.


October 30, 2000



                                            /s/  Siegel, Smith & Garber
                                            ---------------------------
                                            Siegel, Smith & Garber CPA